Exhibit (10.18)

EASTMAN KODAK COMPANY
2000 OMNIBUS LONG-TERM COMPENSATION PLAN

Article                                                                                                                             Page

1.           Purpose and Term of Plan                                                                                1

2.           Definitions                                                                                                          2

3.           Eligibility                                                                                                            13

4.           Plan Administration                                                                                         14

5.           Forms of Awards                                                                                              16

6.           Shares Subject to Plan                                                                                     17

7.           Performance Awards                                                                                        19

8.           Stock Options                                                                                                   21

9.           Stock Appreciation Rights                                                                              25

10.           Stock Awards                                                                                                  26

11.           Performance Units                                                                                           27

12.           Performance Shares                                                                                         28

13.           Performance Stock Program                                                                           29

14.           Payment of Awards                                                                                         33

15.           Dividend and Dividend Equivalents                                                             35

16.           Deferral of Awards                                                                                           36

17.           Change In Ownership                                                                                      37

18.           Change In Control                                                                                            42

19.           Miscellaneous                                                                                                   47

As amended 01-01-2009

Exhibit A               Rules of the 2000 Omnibus Long-Term Compensation
Plan for French Employees

Exhibit B                 Australian Addendum

Exhibit C                Rules of the Eastman Kodak Company
2000 Omnibus Long-Term Compensation Plan for Grants
to French Employees on or After August 26, 2002

Exhibit D               Australian Addendum for Grants On or After
August 26, 2002

© 2002, Eastman Kodak Company
As Amended Effective January 1, 2009

As amended 01-01-2009

ARTICLE 1  --  PURPOSE AND TERM OF PLAN

1.1           Purpose

The purpose of the Plan is to provide motivation to selected Employees and Directors to put forth maximum efforts toward the continued growth, profitability, and success of the Company by providing incentives to such Employees and Directors through the ownership and performance of Kodak Common Stock.

1.2           Term

The Plan will become effective on January 1, 2000, subject to its approval by Kodak's shareholders at the 1999 Annual Meeting of the Shareholders.  Awards may not be granted after December 31, 2004; except that the Committee may grant Awards after this date in recognition of performance for Performance Cycles commencing prior to such date.

ARTICLE 2  --  DEFINITIONS

In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.  This Plan should be construed in a manner consistent with the intent of Kodak to establish an omnibus long-term compensation plan subject to fixed accounting treatment.

2.1           Approved Reason

“Approved Reason” means a reason for terminating employment with the Company which, in the opinion of the Committee, is in the best interests of the Company.

2.2           Award

"Award" means any form of stock option, stock appreciation right, Stock Award, performance unit, performance share, Performance Award, shares of Common Stock under the Performance Stock Program, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

2.3           Award Notice

"Award Notice" means the written document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.  The Committee will establish the form of the written document in the exercise of its sole and absolute discretion.  The Committee may, but need not, require a Participant to sign a copy of the Award Notice as a precondition to receiving an Award.

2.4           Award Payment Date

“Award Payment Date” means, for a Performance Cycle, the date the Awards for such Performance Cycle shall be paid to Participants.  The Award Payment Date for a Performance Cycle shall occur as soon as administratively possible following the completion of the certifications required pursuant to Subsection 13.5(c).

2.5           Board

"Board" means the Board of Directors of Kodak.

As amended 01-01-2009

2.6           Capital Charge

“Capital Charge” means, for a Performance Period, the amount obtained by multiplying the Cost of Capital for the Performance Period by the Operating Net Assets for the Performance Period.

2.7           Cause

"Cause" means (a) the willful and continued failure by an Employee to substantially perform his or her duties with his or her employer after written warnings identifying the lack of substantial performance are delivered to the Employee by his or her employer to specifically identify the manner in which the employer believes that the Employee has not substantially performed his or her duties, or (b) the willful engaging by an Employee in illegal conduct which is materially and demonstrably injurious to Kodak or a Subsidiary.

2.8           CEO

“CEO” means the Chief Executive Officer of Kodak.

2.9           Change In Control

“Change in Control” means the occurrence of any one of the following events:

(a)
individuals who, on December 9, 1999, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 9, 1999, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Kodak in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Kodak as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) (“Election Contest”) or any other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed to be an Incumbent Director;

(b)
any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Kodak representing 25% or more of the combined voting power of Kodak’s then outstanding securities eligible to vote for

As amended 01-01-2009

the election of the Board (the “Kodak Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (1) by Kodak or any

Subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by Kodak or any Subsidiary, or (3) by any underwriter temporarily holding securities pursuant to an offering of such securities;

(c)
the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Kodak or any of its Subsidiaries that requires the approval of Kodak’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of Kodak’s assets to an entity that is not an affiliate of Kodak (a “Sale”), unless immediately following such Reorganization or Sale:  (1) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or Sale (the “Surviving Company”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the “Parent Company”), is represented by Kodak Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Kodak Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Kodak Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (3) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d)	the shareholders of Kodak approve a plan of complete liquidation or dissolution of Kodak.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of Kodak Voting Securities as a result of the acquisition of Kodak Voting Securities by Kodak which reduces the number of

As amended 01-01-2009

Kodak Voting Securities outstanding; provided that if after such acquisition by Kodak such person becomes the beneficial owner of additional Kodak Voting Securities that increases the percentage of outstanding Kodak Voting Securities beneficially owned by such person, a Change in Control shall then occur.

2.10        Change In Control Price

"Change In Control Price" means the highest closing price per share paid for the purchase of Common Stock on the New York Stock Exchange during the ninety (90) day period ending on the date the Change In Control occurs.

2.11        Change In Ownership

"Change In Ownership" means a Change In Control that results directly or indirectly in Kodak's Common Stock ceasing to be actively traded on the New York Stock Exchange.

2.12        Code

"Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.13        Committee

“Committee” means the Executive Compensation and Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of three or more directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted.

2.14        Common Stock

"Common Stock" means common stock, $2.50 par value per share, of Kodak that may be newly issued or treasury stock.

2.15        Company

“Company” means Kodak and its Subsidiaries.

As amended 01-01-2009

2.16        Cost of Capital

“Cost of Capital” means, for a Performance Period, the estimated weighted average of the Company’s cost of equity and cost of debt for the Performance Period as determined by the Committee in its sole and absolute discretion.  The Committee will determine the Cost of Capital for a Performance Period within the first 90 days of the Performance Period.

2.17        Covered Employee

“Covered Employee” means an Employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

2.18        Director

“Director” means a non-employee member of the Board.

2.19        Disability

“Disability” means a disability under the terms of the long-term disability plan maintained by the Participant’s employer, or in the absence of such a plan, the Kodak Long-Term Disability Plan.

2.20        Economic Profit

“Economic Profit” means, for a Performance Period, the Net Operating Profit After Tax that remains after subtracting the Capital Charge for such Performance Period.  Economic Profit may be expressed as follows: Economic Profit = Net Operating Profit After Tax – Capital Charge.  Economic Profit may be either positive or negative.

2.21        Economic Value Added or EVA

“Economic Value Added or EVA” means Economic Profit for the current year minus Economic Profit for the immediately prior year.

2.22        Effective Date

“Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award.

2.23        Employee

"Employee" means: (a) any person employed by Kodak on a full or part time basis; (b) any person employed by a Subsidiary on a full or part time basis; or (c) any person employed by a foreign country identified in writing by the Committee who is providing

As amended 01-01-2009

services to a Subsidiary pursuant to a written contract between such country and the Company and who would, but for the laws of such country, otherwise be classified by the Subsidiary as an Employee.

2.24        Exchange Act

"Exchange Act" means the Securities and Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provision and rules thereto.

2.25        Key Employee

“Key Employee” means a senior level Employee who holds a position of responsibility in a managerial, administrative, or professional capacity.

2.26        Kodak

"Kodak" means Eastman Kodak Company.

2.27        Negative Discretion

“Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee in determining the size of an Award for a Performance Period or Performance Cycle if, in the Committee’s sole judgment, such application is appropriate.  Negative Discretion may only be used by the Committee to eliminate or reduce the size of an Award.  By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Awards for a Performance Period or Performance Cycle if the Performance Goals for such Performance Period or Performance Cycle have not been attained; or (b) increase an Award above the maximum amount payable under Sections 7.5, 8.6, 9.6 or 13.6 of the Plan.

2.28        Net Operating Profit After Tax

“Net Operating Profit After Tax” means, for a Performance Period, the after-tax operating earnings of the Company for the Performance Period adjusted for interest expense and Wang in-process R&D.  The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of Net Operating Profit After Tax for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, restructuring, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring event affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business

As amended 01-01-2009

conditions; (c) in recognition of, or in anticipation of, any other extraordinary gains or losses; and (d) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.  However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.29        Operating Net Assets

“Operating Net Assets” means, for a Performance Period, the net investment used in the operations of the Company.  Operating Net Assets is calculated from the Company’s audited consolidated financial statements as being total assets minus non-interest-bearing liabilities adjusted for LIFO inventories, postemployment benefits other than pensions (OPEB) and Wang in-process R&D.  The Committee is authorized at any time during a Performance Period to adjust or modify the calculation of Operating Net Assets for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, restructuring, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring event affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (c) in recognition of, or in anticipation of, any other extraordinary gains or losses; and (d) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.  However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.30        Participant

"Participant" means either an Employee or Director to whom an Award has been granted by the Committee under the Plan or a Key Employee who, for a Performance Cycle, has been selected to participate in the Performance Stock Program.

As amended 01-01-2009

2.31        Performance Awards

“Performance Awards” means the Stock Awards, Performance units and Performance Shares granted to Covered Employees pursuant to Article 7.  All Performance Awards are intended to qualify as “Performance-Based Compensation” under Section 162(m) of the Code.

2.32        Performance Criteria

“Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period or Performance Cycle.  The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: Economic Profit/EVA, return on net assets (“RONA”), return on shareholders’ equity, return on assets, return on capital, shareholder returns, total shareholder return, profit margin, earnings per share, net earnings, operating earnings, Common Stock price per share, and sales or market share.  To the extent required by Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period or Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period or Performance Cycle.

2.33        Performance Cycle

“Performance Cycle” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of an Award under the Performance Stock Program.  In no event, however, shall a Performance Cycle exceed 3 years.

2.34        Performance Formula

“Performance Formula” means, for a Performance Period or Performance Cycle, the one or more objective formulas applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period or Performance Cycle.  In the case of an Award under the Performance Stock Program, in the event the Performance Goal(s) for a Performance Cycle are achieved, the Performance Formula shall determine what percentage of the Participant’s Target Award for the Performance Cycle will be earned.

As amended 01-01-2009

2.35        Performance Goals

“Performance Goals” means, for a Performance Period or Performance Cycle, the one or more goals established by the Committee for the Performance Period or Performance Cycle based upon the Performance Criteria.  The Committee is authorized at any time during the first 90 days of a Performance Period or Performance Cycle, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period or Performance Cycle would not cause the Awards granted to the Covered Employees for the Performance Period or Performance Cycle to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period or Performance Cycle in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.

2.36        Performance Period

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.  In the case of Awards issued under Article 8 or Article 9 hereof, the Performance Period shall be Kodak’s fiscal year.

2.37        Performance Stock Program

“Performance Stock Program” means the program established under Article 13 of the Plan pursuant to which selected Key Employee receive Awards for a Performance Cycle in the form of shares of Common Stock based upon attainment of Performance Goals for such Performance Cycle.  All Awards granted to Covered Employees under the Performance Stock Program are intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code.

2.38        Plan

"Plan" means the 2000 Omnibus Long-Term Compensation Plan.

As amended 01-01-2009

2.39        Retirement

“Retirement” means, in the case of a Participant employed by Kodak, voluntary termination of employment: (i) on or after age 55 with 10 or more years of service or on or after age 65; or (ii) at any time if the Participant had an age and years of service combination of at least 75 points on December 31, 1995.  In the case of a Participant employed by a Subsidiary, “Retirement” means early or normal retirement under the terms of the Subsidiary’s retirement plan, or if the Subsidiary does not have a retirement plan, termination of employment on or after age 60.  A Participant must voluntarily terminate his or her employment in order for his or her termination of employment to be for “Retirement.”

2.40        Section 409A

“Section 409A” means Section 409A of the Code, and the Treasury Regulations promulgated and other official guidance issued thereunder.

2.41        Section 409A Change in Control

“Section 409A Change in Control” means an event that qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Sections 1.409A-3(a)(5) and 1.409A-3(i)(5) of the Treasury regulations.

2.42        Stock Award

"Stock Award" means an award granted pursuant to Article 10 in the form of shares of Common Stock, restricted shares of Common Stock, and/or Units of Common Stock.

2.43        Subsidiary

"Subsidiary" means a corporation or other business entity in which Kodak directly or indirectly has an ownership interest of 50 percent or more except that with respect to incentive stock options, "Subsidiary" shall mean "subsidiary corporation" as defined in Section 424(f) of the Code.

2.44        Target Award

“Target Award” means, for a Performance Cycle, the target award amount, expressed as a number of shares of Common Stock, established for each wage grade by the Committee for the Performance Cycle.  The fact, however, that a Target Award is established for a Participant’s wage grade shall not in any manner entitle the Participant to receive an Award for such Performance Cycle.

As amended 01-01-2009

2.45        Unit

"Unit" means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, canceled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

ARTICLE 3  --  ELIGIBILITY

3.1           In General

Subject to Section 3.2, all Employees and Directors are eligible to participate in the Plan.  The Committee may select, from time to time, Participants from those Employees who, in the opinion of the Committee, can further the Plan's purposes.  In addition, the Committee may select, from time to time, Participants from those Directors (who may or may not be Committee members) who, in the opinion of the Committee, can further the Plan’s purposes.  Once a Participant is so selected, the Committee shall determine the type(s) of Awards to be made to the Participant and shall establish in the related Award Notice(s) the terms, conditions, restrictions and/or limitations, if any, applicable to the Award(s) in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee.

3.2           Performance Stock Program

Only Key Employees shall be eligible to participate in the Performance Stock Program.

ARTICLE 4  --  PLAN ADMINISTRATION

4.1           Responsibility

The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2           Authority of the Committee

The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.  Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards; (b) interpret the Plan; (c) determine eligibility for participation in the Plan; (d) decide all questions concerning eligibility for and the amount of Awards payable under the Plan; (e) construe any ambiguous provision of the Plan; (f) correct any default; (g) supply any omission; (h) reconcile any inconsistency; (i) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (j) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (k) determine whether Awards should be granted singly, in combination or in tandem; (l), to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; (m) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company and in compliance with Section 409A and other applicable tax law; (n) establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan's purpose; (o) subject to Section 8.2, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; (p) establish and administer the Performance Goals and certify whether, and to what extent, they have been attained; (q) determine the terms and provisions of any agreements entered into hereunder; (r) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and (s) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

4.3           Discretionary Authority

The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan.  It is the intent of Plan that the decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

As amended 01-01-2009

4.4           Section 162(m) of the Code

With regards to all Covered Employees, the Plan shall, for all purposes, be interpreted and construed in accordance with Section 162(m) of the Code.

4.5           Action by the Committee

The Committee may act only by a majority of its members.  Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.  In addition, the Committee may authorize any one or more of its number to execute and deliver documents on behalf of the Committee.

4.6           Allocation and Delegation of Authority

The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it provided that any such allocation or delegation be in writing; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees.  The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5  --  FORM OF AWARDS

5.1           In General

Awards may, at the Committee’s sole discretion, be paid in the form of Performance Awards pursuant to Article 7, stock options pursuant to Article 8, stock appreciation rights pursuant to Article 9, Stock Awards pursuant to Article 10, performance units pursuant to Article 11, performance shares pursuant to Article 12, shares of Common Stock pursuant to Article 13, any form established by the Committee pursuant to Subsection 4.2(n), or a combination thereof.  All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan.  The Committee may, in its sole judgment, subject an Award to such other terms, conditions, restrictions and/or limitations (including, but not limited to, the time and conditions of exercise and restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan.  Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice.  Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.  For purposes of the Plan, the value of any Award granted in the form of Common Stock shall be the mean between the high and low at which the Common Stock trades on the New York Stock Exchange as of the date of the grant’s Effective Date.

5.2           Foreign Jurisdictions

(a)
Special Terms.  In order to facilitate the making of any Award to Participants who are employed by the Company outside the United States (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions ("special terms") in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan.  The special terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void.  The special terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee's employment with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location.  The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Sections 6.3, 7.5, 8.6, 9.6 and 13.6; (b) increase the number of available shares under Section 6.1; or (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act or, with respect to Covered Employees, Section 162(m) of the Code.

(b)
Currency Effects.  Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency.  The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars.  In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

(c)
Modifications to Awards.  The Committee shall have the right at any time and from time to time and without prior notice to modify outstanding Awards to comply with or satisfy local laws and regulations or to avoid costly governmental filings.  By means of illustration but not limitation, the Committee may restrict the method of exercise of an Award to avoid securities laws or exchange control filings, laws or regulations.  Notwithstanding the foregoing, the Committee may not modify an outstanding Award without the consent of the affected Participant if such modification would cause the Award to violate Section 409A.

(d)
Acquired Rights.  No Employee in any country shall have any right to receive an Award, except as expressly provided for under the Plan.  All Awards made at any time are subject to the prior approval of the Committee.

ARTICLE 6  --  SHARES  SUBJECT TO PLAN

6.1           Available Shares

The maximum number of shares of Common Stock, $2.50 par value per share, of Kodak which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 22,000,000.  (Such amount shall be subject to adjustment as provided in Section 6.2.)  Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, or are exchanged with the Committee's permission for Awards not involving Common Stock, shall be available again for grant under the Plan.  Moreover, if the option price of any stock option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered will be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.  The maximum number of shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional performance shares.  The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6.2           Adjustment to Shares

(a)
In General.  The provisions of this Subsection 6.2(a) are subject to the limitation contained in Subsection 6.2(b).  If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted.  If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of Kodak, or through a merger, consolidation, separation (including a spin off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Section 368(a) of the Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate.  In the event of any other change in the capital structure or in the Common Stock of Kodak, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate.  The maximum number of shares available for issuance under the Plan shall be automatically adjusted to the extent necessary to reflect any

As amended 01-01-2009

dividend equivalents paid in the form of Common Stock.

(b)
Covered Employees.  In no event shall the Award of any Participant who is a Covered Employee be adjusted pursuant to Subsection 6.2(a) to the extent it would cause such Award to fail to qualify as “Performance-Based Compensation” under Section 162(m) of the Code.

6.3	Maximum Number of Shares for Stock Awards, Performance Units and Performance Shares

(a)
Plan Limit.  From the maximum number of shares available for issuance under the Plan under Section 6.1, the maximum number of shares of Common Stock, $2.50 par value per share, which shall be available for Awards granted in the form of Stock Awards under Article 10, performance units under Article 11 and performance shares under Article 12 (including those issued in the form of Performance Awards under Article 7) under the Plan during its term shall be 3,500,000.  If granted, 1,000,000 of these shares may be awarded only if the Company achieves a specific Performance Goal.  The Performance Goal is total shareholder return by the Company equal to at least that earned over the same period by a company at the 50th percentile in terms of total shareholder return within the Standard & Poor’s 500 Composite Stock Price Index.  Fifty percent of the Award will be earned if this Performance Goal is achieved.  One hundred percent of the Award will be earned if total shareholder return for the period equals that of a company at the 60th percentile in terms of total shareholder return within the Standard & Poor’s Composite Stock Price Index.

(b)
Annual Limit.  The maximum number of shares of Common Stock, $2.50 par value per share, that may be awarded to any one Participant in a single calendar year in the form of Stock Awards under Article 10, performance units under Article 11 and performance shares under Article 12 (including those issued in the form of Performance Awards under Article 7) is 75,000 shares of Common Stock.

ARTICLE 7  --  PERFORMANCE AWARDS

7.1           Purpose

For purposes of grants issued to Covered Employees, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Articles 10, 11 and 12.  The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article 10, the performance units under Article 11, and the performance shares under Article 12 as “Performance-Based Compensation” under Section 162(m) of the Code.  The provisions of this Article 7 shall control over any contrary provision contained in Articles 10, 11 or 12.

7.2           Eligibility

Only Covered Employees shall be eligible to receive Performance Awards.  The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Covered Employees will be Participants for such period.  However, designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period.  The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7.  Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employee as a Participant in such period or in any other period.

7.3           Discretion of Committee with Respect to Performance Awards

With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company, Kodak, a Subsidiary, or any one or more subunits of the foregoing, and the Performance Formula.  Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regards to the Performance Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.

As amended 01-01-2009

7.4           Payment of Performance Awards

(a)
Condition to Receipt of Performance Award.  Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.

(b)
Limitation.  A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(c)
Certification.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d)
Negative Discretion.  In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.

(e)
Timing of Award Payments.  The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Subsection 7.4(c).

7.5           Maximum Award Payable

Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Award payable to any one Participant under the Plan for a Performance Period is 75,000 shares of Common Stock or, in the event the Performance Award is paid in cash, the equivalent cash value thereof on the Performance Award’s Effective Date.

ARTICLE 8  --  STOCK OPTIONS

8.1           In General

Awards may be granted in the form of stock options.  These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.  All Awards under the Plan issued to Covered Employees in the form of stock options shall qualify as “Performance-Based Compensation” under Section 162(m) of the Code.

8.2           Terms and Conditions of Stock Options

An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee.  The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than 100% of the fair market value of the Common Stock, as determined by the Committee, on the Effective Date of the option's grant.  Moreover, all options shall not expire later than 10 years from the Effective Date of the option’s grant.  Except as set forth in Section 8.7, stock options shall not be repriced, i.e., there shall be no grant of a stock option(s) to a Participant in exchange for a Participant’s agreement to cancellation of a higher-priced stock option(s) that was previously granted to such Participant.

8.3           Restrictions Relating to Incentive Stock Options

Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code.  Accordingly, the aggregate fair market value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by the Code).  From the maximum number of shares available for issuance under the Plan under Section 6.1, the number of shares of Common Stock that shall be available for incentive stock options granted under the Plan is 22,000,000.

8.4           Additional Terms and Conditions

The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan.

As amended 01-01-2009

8.5           Exercise

Upon exercise, the option price of a stock option may be paid in cash, or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate.  Any shares of Common Stock tendered by a Participant upon exercise of a stock option must, if acquired by the Participant pursuant to a previous stock option exercise, be owned by the Participant for at least six months prior to the date of exercise of the stock option.  The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.  Subject to Section 19.9, stock options awarded under the Plan may also be exercised by way of the Company’s broker-assisted stock option exercise program, provided such program is available at the time of the option’s exercise.  The Committee may permit a Participant to satisfy any amounts required to be withheld under applicable Federal, state and local tax laws, in effect from time to time, by electing to have the Company withhold a portion of the shares of Common Stock to be delivered for the payment of such taxes.

8.6           Maximum Award Payable

Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which stock options may be granted under the Plan to any one Participant for a Performance Period is 300,000 shares of Common Stock.

8.7           Stock Option Exchange Program

(a)
In General.  As soon as reasonably possible following January 25, 2002, the Company will be permitted to implement the Stock Option Exchange Program.  Under this program, Eligible Employees will be offered a one-time opportunity to elect to cancel all of their current stock options in exchange for the grant of new stock options, with such new options to be granted no less than six months and one day following the date the current options are cancelled, at a price equal to 100% of the fair market value of the Common Stock, as determined by the Committee, on such date of grant.  The Exchange Ratio(s) for the program will be chosen by the Committee using as its basis the Black-Scholes stock option valuation model.  All of the new stock options will have the same vesting terms as the surrendered options they replace.  Each new option will have a term equal to the remaining term of the surrendered option it replaces.  All of the other terms and conditions of the new options will be identical to the surrendered stock options they replace.  The top six most senior executive officers of the Company will not be eligible to participate in the program.  The program will be structured so that the Company avoids incurring financial accounting charges.

As amended 01-01-2009

(b)
Administration.  The Committee will have total and exclusive responsibility to control, operate, manage and administer the Stock Option Exchange Program in accordance with its terms and all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the program.  Without limiting the generality of the preceding sentence, the Committee will have the exclusive right to: interpret the program, decide all questions concerning eligibility for and the amount of Awards payable under the program, construe any ambiguous provision of the program, correct any default, supply any omission, reconcile any inconsistency, and decide all questions arising in the administration, interpretation and application of the program.  The Committee will have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the program, including, without limitation, its construction of the terms of the program and its determination of eligibility for the program.  It is the intent of the program that the decisions of the Committee and its actions with respect to the program will be final and binding upon all persons having or claiming to have any right or interest in or under the program.

(c)
Foreign Jurisdictions.  In order to facilitate participation in the Stock Option Exchange Program by those Eligible Employees who are employed by the Company outside the United States (or who are foreign nationals temporarily within the United States), the Committee may provide for such modifications and additional terms and conditions ("special terms") to the program as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom, or to facilitate administration of the program.  The special terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) execution by the Eligible Employee of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant will be void.  The special terms may also provide that an Award will become exercisable or redeemable, as the case may be, if an Eligible Employee's employment with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location.  The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the program as it may consider necessary or appropriate for purposes of implementing any special terms, without thereby affecting the terms of the program.

As amended 01-01-2009

(d)
Stock Appreciation Rights.  All SARs granted under the Plan will be eligible for the Stock Option Exchange Program on essentially the same terms and conditions as those that will apply to stock options granted under the Plan.

(e)	Definitions. Any defined term used in this section which is not defined elsewhere in the Plan will have that meaning given to it by the Committee in its sole and absolute discretion.

ARTICLE 9  --  STOCK APPRECIATION RIGHTS

9.1           In General

Awards may be granted in the form of stock appreciation rights ("SARs").  SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the market value of the Common Stock on the date of exercise.  An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs").  A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option.  All Awards under the Plan issued to Covered Employees in the form of an SAR shall qualify as “Performance-Based Compensation” under Section 162(m) of the Code.

9.2           Terms and Conditions of Tandem SARs

A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the "exercise price" of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option.  However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the fair market value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR's grant.  If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise.  Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise, and such shares shall not again be eligible for grant in accordance with Section 6.1.  Moreover, all Tandem SARs shall not expire later than 10 years from the Effective Date of the SAR’s grant.

9.3           Terms and Conditions of Freestanding SARs

Freestanding SARs shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee.  The exercise price of a Freestanding SAR shall be not less than 100% of the fair market value of the Common Stock, as determined by the Committee, on the Effective Date of the Freestanding SAR's grant.  Moreover, all Freestanding SARs shall not expire later than 10 years from the Effective Date of the Freestanding SAR’s grant.

9.4           Deemed Exercise

The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

9.5           Additional Terms and Conditions

The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

9.6           Maximum Award Payable

Notwithstanding any provision contained in the Plan to the contrary, the maximum number of shares for which SARs may be granted under the Plan to any one Participant for a Performance Period is 300,000 shares of Common Stock.

ARTICLE 10  --  STOCK AWARDS

10.1         Grants

Awards may be granted in the form of Stock Awards.  Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

10.2         Award Restrictions

Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment; provided, however, they are not inconsistent with the Plan.  The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate; provided, however, such action would not cause a violation of Section 409A.

10.3         Rights as Shareholders

During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under Section 10.2, the Committee may, in its sole discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and, pursuant to Article 15, the right to receive dividends.

10.4         Evidence of Award

Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

ARTICLE 11  --  PERFORMANCE UNITS

11.1         Grants

Awards may be granted in the form of performance units.  Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

11.2         Performance Criteria

Performance units shall be contingent on the attainment during a Performance Period of certain performance objectives.  The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.  Performance objectives may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

11.3         Additional Terms and Conditions

The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

ARTICLE 12  --  PERFORMANCE SHARES

12.1         Grants

Awards may be granted in the form of performance shares.  Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units that are expressed in terms of Common Stock.

12.2         Performance Criteria

Performance shares shall be contingent upon the attainment during a Performance Period of certain performance objectives.  The length of the Performance Period, the performance objectives to be achieved during the Performance Period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.  Performance objectives may be revised by the Committee, at such times as it deems appropriate during the Performance Period, in order to take into consideration any unforeseen events or changes in circumstances.

12.3         Additional Terms and Conditions

The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

ARTICLE 13  --  PERFORMANCE STOCK PROGRAM

13.1         Purpose

The purposes of the Performance Stock Program are: (a) to promote the interests of the Company and its shareholders by providing a means to acquire a proprietary interest in the Company to selected Key Employees who are in a position to make a substantial contribution to the continued progress and success of the Company; (b) to attract and retain qualified individuals to serve as Employees in those positions; (c) to enhance long-term performance of the Company by linking a meaningful portion of the compensation of selected Key Employees to the achievement of specific long-term financial objectives of the Company; and (d) to motivate and reward selected Key Employees to undertake actions to increase the price of the Common Stock.

13.2         Eligibility

Any Key Employee is eligible to participate in the Performance Stock Program.  Within the first 90 days of a Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the CEO will recommend to the Committee, and from such recommendations the Committee will select, those Key Employees who will be Participants for such Performance Cycle.  However, designation of a Key Employee as a Participant for a Performance Cycle shall not in any manner entitle the Participant to receive payment of an Award for the cycle.  The determination as to whether or not such Participant becomes entitled to payment of an Award for such Performance Cycle shall be decided solely in accordance with the provisions of this Article 13.  Moreover, designation of a Key Employee as a Participant for a particular Performance Cycle shall not require designation of such Key Employee as a Participant in any subsequent Performance Cycle and designation of one Key Employee as a Participant shall not require designation of any other Key Employee as a Participant in such Performance Cycle or in any other Performance Cycle.

13.3         Description of Awards

Awards granted under the Performance Stock Program provide Participants with the opportunity to earn shares of Common Stock, subject to the terms and conditions of Section 13.8 below.  Each Award granted under the Plan for a Performance Cycle shall consist of a Target Award expressed as fixed number of shares of Common Stock.  In the event the Performance Goals for the Performance Cycle are achieved, the Performance Formula shall determine, with regards to a particular Participant, what percentage of the Participant’s Target Award for the Performance Cycle will be earned.  All of the Awards issued under the Performance Stock Program to Covered Employees are intended to qualify as “Performance-Based Compensation” under Section 162(m) of the Code.

As amended 01-01-2009

13.4         Procedure for Determining Awards

Within the first 90 days of a Performance Cycle (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall establish in writing for such Performance Cycle the following: the specific Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company, Kodak, a Subsidiary, or any one or more subunits of the foregoing, the amount of the Target Awards, and the Performance Formula.

13.5        Payment of Awards

(a)
Condition to Receipt of Awards.  Except as provided in Section 13.7, a Participant must be employed by the Company on the Performance Cycle’s Award Payment Date to be eligible for an Award for such Performance Cycle.

(b)
Limitation.  A Participant shall be eligible to receive an Award for a Performance Cycle only if: (1) the Performance Goals for such cycle are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of the Participant’s Target Award has been earned for the Performance Period.

(c)
Certification.  Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved.  If the Committee certifies that the Performance Goals have been achieved, it shall, based upon application of the Performance Formula to the Performance Goals for such cycle, also calculate and certify in writing for each Participant what percentage of the Participant’s Target Award has been earned for the cycle.  The Committee shall then determine the actual size of each Participant’s Award for the Performance Cycle and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.

(d)
Negative Discretion.  In determining the actual size of an individual Award to be paid to a Participant for a Performance Cycle, the Committee may, through the use of Negative Discretion, reduce or eliminate the amount of the Award earned by the Participant under the Performance Formula for the Performance Cycle, if in its sole judgment, such reduction or elimination is appropriate.

(e)	Timing of Award Payments. Any Awards payments that are to made for a Performance Cycle shall be paid on the Award Payment Date for such Performance Cycle.

As amended 01-01-2009

(f)
New Participants.  Participants who are employed by the Company after the Committee’s selection of Participants for the Performance Cycle, as well as Key Employees who are selected by the Committee to be Participants after such date, shall, in the event Awards are paid for the Performance Cycle, only be entitled to a pro-rata Award.  The amount of the pro-rata Award shall be determined by multiplying the Award the Participant would have otherwise been paid if he or she had been a Participant for the entire Performance Cycle by a fraction the numerator of which is the number of full months he or she was eligible to participate in the Performance Stock Program during the Performance Cycle over the total number of full months in the Performance Cycle.  For purposes of this calculation, a partial month of participation shall: (1) be treated as a full month of participation to the extent a Participant participates in the Performance Stock Program on 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant participates in the Performance Stock Program for less than 15 days of such month.

13.6        Maximum Award Payable

Notwithstanding any provision contained in the Plan to the contrary, the maximum Award payable to any one Participant under the Performance Stock Program for a Performance Cycle is 75,000 shares of Common Stock.

13.7        Termination of Employment During Performance Cycle

In the event a Participant terminates employment due to death, Disability, Retirement or termination of employment for an Approved Reason prior to the Award Payment Date for a Performance Cycle, the Participant will remain eligible for a pro-rata Award.  The amount of the pro-rata Award shall be determined by multiplying the Award, if any, that the Participant would have otherwise been awarded by the Committee if he or she had been a Participant through the Award Payment Date for the Performance Cycle by a fraction, the numerator of which is the number of full months he or she was a Participant during such Performance Cycle over the total number of full months in the Performance Cycle.  For purposes of this calculation, a partial month of participation shall: (1) be treated as a full month of participation to the extent a Participant participates in the Performance Stock Program on 15 or more days of such month; and (2) not be taken into consideration to the extent the Participant participates in the Performance Stock Program for less than 15 days of such month.  Such pro-rata Award shall be paid in the form of shares of Common Stock, not subject to any restrictions, limitations or escrow requirements.  In the event of Disability, Retirement or termination for an Approved Reason, the pro-rata Award shall be paid directly to the Participant and, in the event of death, to the Participant's estate.

As amended 01-01-2009

13.8        Awards

Any Awards payments that are to made for a Performance Cycle shall be paid by the Committee on the Award Payment Date for such Performance Cycle in the form of shares of Common Stock.  Such shares of Common Stock shall be subject to such terms, conditions, limitations and restrictions as the Committee, in its sole judgment, determines.

ARTICLE 14  --  PAYMENT OF AWARDS

14.1        In General

Absent a Plan provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine.  In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.  Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee, in accordance with the requirements of Section 409A, to the extent applicable.

14.2        Termination of Employment

Subject to the requirements of Section 409A, the Committee shall have the authority to determine the treatment of a Participant’s Award under the Plan in the event of the Participant’s termination of employment, provided, however, in the case of Awards issued under the Performance Stock Program, such rules and regulations are consistent with Section 13.7.

14.3        Inimical Conduct

If a Participant performs any act or engages in any activity which the CEO, in the case of an Employee or former Employee, or the Committee, in the case of a Director or former Director, determines is inimical to the best interests of the Company, the Participant shall, effective as of the date the Participant engages in such conduct, forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing.

14.4        Breach of Employee’s Agreement

(a)
In General.  A Participant who engages in conduct described in Section 14.4(c) below shall immediately: (1) forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing; and (2) pay to the Company the amount of any gain realized or payment received as a result of any stock option or stock appreciation right exercised by the Participant under the Plan within the two year period immediately preceding the date the Participant engages in such conduct.

As amended 01-01-2009

(b)
Set-Off.  By accepting an Award under this Plan, a Participant consents to a deduction from any amounts the Company owes the Participant from time to time (including, but not limited to, amounts owed to the Participant as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts the Participant owes the Company under Section 14.4(a).  If the Company elects to make an off-set in whole or in part, the Company will not off-set amounts owed by a Participant to the Company against amounts subject to Section 409A that are payable by the Company until the time that payment would have been made, except as permitted by Section 409A.  Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Participant owes the Company, the Participant shall immediately pay the unpaid balance to the Company.

(c)	Conduct. The following conduct shall result in the consequences described in Section 14.4(a):

1.	Kodak. In the case of a Participant who has signed an Eastman Kodak Company Employee’s Agreement, the Participant’s breach of the Eastman Kodak Company Employee’s Agreement.

2.
Subsidiary.  In the case of a Participant who is employed by a Subsidiary and has signed a written agreement with the Subsidiary that contains restrictive covenants similar to those in the Eastman Kodak Company Employee’s Agreement, the Participant’s breach of such written agreement.

3.
Other Participants.  In the case of a Participant other than a Participant described in Section 14.4(c)(1) or (2) above, the Participant without the prior written consent of Kodak, in the case of an Employee or former Employee, or the Committee, in the case of a Director or former Director: (i) engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, stockholder, employee, or otherwise, in any business or activity competitive with the business conducted by Kodak or any Subsidiary; or (ii) at any time divulges to any person or any entity other than the Company any trade secrets, methods, processes or the proprietary or confidential information of the Company.  For purposes of this Section 14.4(c)(3), a Participant shall not be deemed a stockholder if the Participant’s record and beneficial ownership amount to not more than 1% of the outstanding capital stock of any company subject to the periodic and other reporting requirements of the Exchange Act.

ARTICLE 15  --  DIVIDEND AND DIVIDEND EQUIVALENT

If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.  Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine.  All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.  The total number of shares available for grant under Section 6.1 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional performance shares.

ARTICLE 16  --  DEFERRAL OF AWARDS

At the discretion of the Committee, payment of any Award, dividend, or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish.  All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company.  Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code.  Deferred payments shall be paid in a lump sum or installments, as determined by the Committee.  Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, and, with respect to those deferred Awards denominated in the form of Common Stock, with dividends or dividend equivalents.

ARTICLE 17  --  CHANGE IN OWNERSHIP

17.1        Background

Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 4.4 and 19.11, the provisions of this Article 17 shall control over any contrary provision.  Upon a Change In Ownership: (i) the terms of this Article 17 shall immediately become operative, without further action or consent by any person or entity; (ii) all terms, conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid, and/or deferred Award, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) except in those instances where a prorated Awards is required to be paid under this Article 17, all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall automatically become one hundred percent (100%) vested immediately.  Notwithstanding the foregoing, the treatment described in this Section 17.1 shall not apply to any Award to the extent that such treatment would violate Section 409A unless the Change In Ownership event also qualifies as a Section 409A Change in Control, in which event the treatment described in this Section 17.1 shall further apply to such Award to the extent such treatment would not violate Section 409A.

17.2        Dividends and Dividend Equivalents

Upon a Change In Ownership, all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Article 17 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited.  For example, if upon a Change In Ownership, an Award under this Article 17 is to be paid in a prorated fashion, all unpaid dividends and dividend equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.  Notwithstanding the foregoing, if the dividends or dividend equivalents are subject to Section 409A and the treatment described by this Section 17.2 would violate Section 409A, then the treatment described in this Section 17.2 shall not apply to the extent such treatment would violate Section 409A unless the Change In Ownership event also qualifies as a Section 409A Change in Control, in which event the treatment described in this Section 17.2 shall further apply to the dividends or dividend equivalents to the extent such treatment would not violate Section 409A.  Any payment of unpaid dividends and dividend equivalents pursuant to this Section 17.2 shall be made as soon as practicable following the Change In Ownership event, but in no event later than ninety (90) days thereafter.

As amended 01-01-2009

17.3        Treatment of Performance Units and Performance Shares

If a Change In Ownership occurs during the term of one or more Performance Periods for which the Committee has granted performance units and/or performance shares (including those issued as Performance Awards under Article 7), the term of each such Performance Period (hereinafter a “current performance period”) shall immediately terminate upon the occurrence of such event.  Upon a Change In Ownership, for each "current performance period" and each completed Performance Period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained (hereinafter a "completed performance period"), it shall be assumed that the performance objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof.

A Participant in one or more "current performance periods" shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Awards previously granted to him for each such “current performance period.”  Such prorated portion shall be determined by multiplying the number of performance shares or performance units, as the case may be, granted to the Participant by a fraction, the numerator of which is the total number of whole months that have elapsed since the beginning of the “current performance period,” and the denominator of which is the total number of full months in such “current performance period.”  For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed.

A Participant in one or more "completed performance periods" shall be considered to have earned and, therefore, be entitled to receive all the performance shares or performance units, as the case may be, previously granted to him during each such “completed performance period.”

Notwithstanding the foregoing, if a performance unit or share is subject to Section 409A and the treatment described by this Section 17.3 would violate Section 409A, then the treatment described in this Section 17.3 shall not apply to the extent such treatment would violate Section 409A unless the Change In Ownership event also qualifies as a Section 409A Change in Control, in which event the treatment described in this Section 17.3 shall further apply to such performance unit or share to the extent such treatment would not violate Section 409A.

Any payment of performance units and performance shares, or portions thereof, pursuant to this Section 17.3 shall be made as soon as practicable following the Change In Ownership event, but in no event later than 90 days thereafter.

17.4        Treatment of Awards under Performance Stock Program

Upon a Change in Ownership, any Participant of the Performance Stock Program, whether or not he or she is still employed by the Company, shall be paid, as soon as practicable but in no event later than 90 days after the Change in Ownership, a pro-rata Award for each Performance

As amended 01-01-2009

Cycle in which Participant was selected to participate and during which the Change in Ownership occurs.  The amount of the pro-rata Award shall be determined by multiplying the Target Award for such Performance Cycle for Participants in the same wage grade as the Participant by a fraction, the numerator of which shall be the number of full months in the Performance Cycle prior to the date of the Change in Ownership and the denominator of which shall be the total number of full months in the Performance Cycle.  For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed.  To the extent Target Awards have not yet been established for the Performance Cycle, the Target Awards for the immediately preceding Performance Cycle shall be used.  Notwithstanding the foregoing, if the Award is subject to Section 409A and the treatment described by this Section 17.4 would violate Section 409A, then the treatment described in this Section 17.4 shall not apply to the extent such treatment would violate Section 409A unless the Change In Ownership event also qualifies as a Section 409A Change in Control, in which event the treatment described in this Section 17.4 shall further apply to such Award to the extent such treatment would not violate Section 409A.

17.5        Valuation of Awards

Upon a Change In Ownership, all outstanding Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), Stock Awards (including those issued as Performance Awards under Article 7), performance shares (including those earned as a result of the application of Section 17.3 above), and all other outstanding stock-based Awards (including those earned as a result of the application of Section 17.4 above and those granted by the Committee pursuant to its authority under Subsection 4.2(m) hereof), shall be valued and paid pursuant to this Article 17 on the basis of the Change In Control Price.

17.6        Payment of Awards

Upon a Change In Ownership, any Participant, whether or not he or she is still employed by the Company, shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the Change In Ownership, all of his or her Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), Stock Awards (including those issued as Performance Awards under Article 7), performance units and shares (including those earned as a result of the application of Section 17.3 above), all other outstanding stock-based Awards (including those earned as a result of the application of Section 17.4 above and those granted by the Committee pursuant to its authority under Subsection 4.2(n) hereof), and all other outstanding Awards.  Notwithstanding the foregoing, if the Award is subject to Section 409A and the treatment described by this Section 17.5 would violate Section 409A, then the treatment described in this Section 17.5 shall not apply to the extent such treatment would violate Section 409A unless the Change In Ownership event also qualifies as a Section 409A Change in Control, in which event the treatment described in this Section 17.6 shall further apply to such Award to the

As amended 01-01-2009

extent such treatment would not violate Section 409A.

17.7        Deferred Awards

Upon a Change In Ownership, all Awards deferred by a Participant under Article 16 hereof, but for which he or she has not received payment as of such date, shall be paid in a single lump-sum cash payment as soon as practicable, but in no event later than 90 days after the Change In Ownership.  For purposes of making such payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.  Notwithstanding the foregoing, if the Award is subject to Section 409A and the treatment described by this Section 17.7 would violate Section 409A, then the treatment described in this Section 17.7 shall not apply to the extent such treatment would violate Section 409A unless the Change In Ownership event also qualifies as a Section 409A Change in Control, in which event the treatment described in this Section 17.7 shall further apply to such Award to the extent such treatment would not violate Section 409A.

17.8        Miscellaneous

Upon a Change In Ownership, (i) the provisions of Sections 14.2, 14.3, 14.4 and 19.3 hereof shall become null and void and of no further force and effect; and (ii) except as provided in the second paragraph of Section 19.6, no action, including, but not by way of limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Ownership.

17.9        Payments and Continuation of Stock Based Awards

Unless otherwise determined by the Committee, upon a Change in Ownership pursuant to which (i) Common Stock is exchanged solely for common stock of the Surviving Company or the Parent Company (as defined in Section 2.9), as applicable, which is actively traded on the New York Stock Exchange and (ii) such Surviving Company or Parent Company, as applicable, assumes all outstanding Awards pursuant to the terms hereof, then: (A) the provisions of Sections 17.5 and 17.6 shall not apply to any Award which is stock based, (B) the cash payment provided for in Section 17.7 shall not be made except in accordance with the deferred compensation plan or agreement pursuant to which the payment of the Award has been deferred, (C) all Awards deferred by a Participant under the Performance Stock Program, but for which he or she has not received payment as of the date of the Change In Ownership, will be paid in the form of unrestricted shares of Common Stock as soon as practicable, but in no event later than 90 days after the Change In Ownership, and (D) Sections 18.7 and 18.8 shall not apply to the extent that they require a cash payment with respect to any Award which is stock based.  For the purposes of this Section 17.9, an Award shall be considered assumed only if, for every share of Common Stock subject thereto immediately prior to the Change in Control, the Participant

As amended 01-01-2009

has the right, following the Change in Control, to acquire the consideration received in the Change in Control transaction by holders of shares of Common Stock and the Surviving Company or the Parent Company, as applicable, agree to honor, fulfill and discharge the Awards in accordance with the terms of this Plan.  Notwithstanding the foregoing, the suspension of payment pursuant to this Section 17.9 shall not apply to any Award subject to Section 409A to the extent such suspension would violate Section 409A.

ARTICLE 18  --  CHANGE IN CONTROL.

18.1        Background

Notwithstanding any provision contained in the Plan, including, but not limited to, Sections 4.4 and 19.11, the provisions of this Article 18 shall control over any contrary provision.  All Participants shall be eligible for the treatment afforded by this Article 18 if their employment by the Company terminates within two years following a Change In Control, unless the termination is due to (i) death, (ii) Disability, (iii) Cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in Kodak's Termination Allowance Plan), or that is not in the same geographic area (as defined in Kodak's Termination Allowance Plan), or (B) resignation within 30 days following a reduction in base pay, or (v) Retirement.

18.2        Vesting and Lapse of Restrictions

If a Participant is eligible for treatment under this Article 18, (i) all of the terms, conditions, restrictions, and limitations in effect on any of his or her unexercised, unearned, unpaid and/or deferred Awards shall immediately lapse as of the date of his or her termination of employment; (ii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of his or her Awards on or after such date, and in no event shall any of his or her Awards be forfeited on or after such date; and (iii) except in those instances where a prorated Award is required to be paid under this Article 18, all of his or her unexercised, unvested, unearned and/or unpaid Awards shall automatically become one hundred percent (100%) vested immediately upon his or her termination of employment; provided, however, the treatment described in this Section 18.2 shall not apply to any Award subject to Section 409A to the extent such treatment would violate section 409A unless (A) the Change In Control event also qualifies as a Section 409A Change in Control, and (B) the termination of employment qualifies as a “separation from service” for purposes of Section 409A, in which event the treatment described in this Section 18.2 shall further apply to such Award to the extent such treatment would not violate Section 409A.

18.3        Dividends and Dividend Equivalents

If a Participant is eligible for treatment under this Article 18, all of his or her unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Article 18 in the identical manner and time as the Award under which such dividends or dividend equivalents have been credited.  Notwithstanding the foregoing, if such dividends or dividend equivalents are subject to Section 409A and the treatment described by this Section 15.7(c) would violate Section 409A, then the treatment described in this Section 18.3 shall not apply to the extent such treatment would violate Section 409A unless (A) the Change In Control event also qualifies as a Section 409A Change in Control, and (B) the Participant’s termination of employment qualifies as a "separation from service" for purposes of Section 409A,

As amended 01-01-2009

in which event such treatment shall further apply to such dividends and dividend equivalents to the extent such treatment would not violate Section 409A.  Any payment of unpaid dividends and dividend equivalents pursuant to this Section 18.3 shall be made as soon as practicable following the Participant’s termination of employment, but in no event later than 90 days thereafter, unless the Participant at the time of his or her termination of employment is subject to the six-month waiting period following separation from service that Kodak requires for certain executive employees as a result of Section 409A, in which event payment instead will be made as soon as practicable after the expiration of such period, but in no event later than 90 days thereafter.

18.4        Treatment of Performance Units and Performance Shares

If a Participant holding either performance units or performance shares (including those issued as Performance Awards under Article 7) is terminated under the conditions described in Section 18.1 above, the provisions of this Section 18.4 shall determine the manner in which such performance units and/or performance shares shall be paid to the Participant.  For purposes of making such payment, each "current performance period," as that term is defined in Section 17.3, shall be treated as terminating upon the date of the Participant's termination of employment, and for each such "current performance period” and each “completed performance period,” as that term is defined in Section 17.3, it shall be assumed that the performance objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof.  If the Participant is participating in one or more "current performance periods," he or she shall be considered to have earned and, therefore, be entitled to receive that prorated portion of the Awards previously granted to him for each such performance period, as determined in accordance with the formula established in Section 17.3 hereof.  A Participant in one or more "completed performance periods" shall be considered to have earned and, therefore, be entitled to receive all the performance shares and performance units previously granted to him during each performance period.  Notwithstanding the foregoing, if a performance unit or share is subject to Section 409A and the treatment described by this Section 18.4 would violate Section 409A, then the treatment described in this Section 18.4 shall not apply to the extent such treatment would violate Section 409A unless (A) the Change In Control event also qualifies as a Section 409A Change in Control, and (B) the Participant’s termination of employment qualifies as a “separation from service” for purposes of Section 409A, in which event the treatment described in this Section 18.4 shall further apply to such performance unit or share to the extent such treatment would not violate Section 409A.  Payment of such performance units and performance shares, or portions thereof, shall be made as soon as practicable following the termination of employment, but in no event later than 90 days thereafter, unless the Participant at the time of his or her termination of employment is subject to the six-month waiting period following separation from service that Kodak requires for certain executive employees as a result of Section 409A, in which event payment instead will be made as soon as practicable after the expiration of such period, but in no event later than 90 days thereafter.

As amended 01-01-2009

18.5        Treatment of Awards under Performance Stock Program

If a Participant of the Performance Stock Program is eligible for treatment under this Article 18, he or she shall be paid, as soon as practicable but in no event later than 90 days after the date of his or her termination of employment (unless the Participant at the time of his or her termination of employment is subject to the six-month waiting period following separation from service that Kodak requires for certain executive employees as a result of Section 409A, in which event payment instead will be made as soon as practicable after the expiration of such period, but in no event later than 90 days thereafter), a pro-rata Award for each Performance Cycle in which Participant was selected to participate and during which the Change in Ownership occurs.  The amount of the pro-rata Award shall be determined by multiplying the Target Award for such Performance Cycle for Participants in the same wage grade as the Participant by a fraction, the numerator of which shall be the number of full months in the Performance Cycle prior to the date of his or her termination of employment and the denominator of which shall be the total number of full months in the Performance Cycle.  For purposes of this calculation, a partial month shall be treated as a full month to the extent 15 or more days in such month have elapsed.  To the extent Target Awards have not yet been established for the Performance Cycle, the Target Awards for the immediately preceding Performance Cycle shall be used.  Notwithstanding the foregoing, if the Award is subject to Section 409A and the treatment described by this Section 18.5 would violate Section 409A, then the treatment described in this Section 18.5 shall not apply to the extent such treatment would violate Section 409A unless (A) the Change In Ownership event also qualifies as a Section 409A Change in Control, and (B) the Participant’s termination of employment qualifies as a “separation from service” for purposes of Section 409A, in which event the treatment described in this Section 18.4 shall further apply to such Award to the extent such treatment would not violate Section 409A.

18.6        Valuation of Awards

If a Participant is eligible for treatment under this Article 18, his or her Awards shall be valued and paid at the Change In Control Price in accordance with the provisions of Section 17.5.

18.7        Payment of Awards

If a Participant is eligible for treatment under this Article 18, he or she shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the date of his or her termination of employment (unless the Participant at the time of his or her termination of employment is subject to the six-month waiting period following separation from service that Kodak requires for certain executive employees as a result of Section 409A, in which event payment instead will be made as soon as practicable after the expiration of such period, but in no event later than 90 days thereafter), all of his or her Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), Stock Awards (including those issued as Performance Awards under Article 7), performance units and

As amended 01-01-2009

shares (including those earned as a result of the application of Section 18.4 above), all other outstanding stock-based Awards (including those earned as a result of the application of Section 18.5 above and those granted by the Committee pursuant to its authority under Subsection 4.2(n) hereof), and all other outstanding Awards.  Notwithstanding the foregoing, if the Award is subject to Section 409A and the treatment described by this Section 18.7 would violate Section 409A, then the treatment described in this Section 18.7 shall not apply to the extent such treatment would violate Section 409A unless (A) the Change In Control event also qualifies as a Section 409A Change in Control, and (B) the Participant’s termination of employment qualifies as a “separation from service” for purposes of Section 409A, in which event the treatment described in this Section 18.7 shall further apply to Award to the extent such treatment would not violate Section 409A.

18.8        Deferred Awards

If a Participant is eligible for treatment under this Article 18, all of his or her deferred Awards for which payment has not been received as of the date of his or her termination of employment shall be paid to the Participant in a single lump-sum cash payment as soon as practicable, but in no event later than 90 days after the date of the Participant’s termination (unless the Participant at the time of his or her termination of employment is subject to the six-month waiting period following separation from service that Kodak requires for certain executive employees as a result of Section 409A, in which event payment instead will be made as soon as practicable after the expiration of such period, but in no event later than 90 days thereafter).  For purposes of making such payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.  Notwithstanding the foregoing, if the Award is subject to Section 409A and the treatment described by this Section 18.8 would violate Section 409A, then the treatment described in this Section 18.8 shall not apply to the extent such treatment would violate Section 409A unless (A) the Change In Control event also qualifies as a Section 409A Change in Control, and (B) the Participant’s termination of employment qualifies as a “separation from service” for purposes of Section 409A, in which event the treatment described in this Section 18.2 shall further apply to such Award to the extent such treatment would not violate Section 409A.

18.9        Miscellaneous

Upon a Change In Control, (i) the provisions of Sections 14.2, 14.3, 14.4 and 19.3 hereof shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in Section 18.1 above; and (ii) no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change In Control or to which he or she may become entitled as a result of such Change In Control.

As amended 01-01-2009

18.10      Legal Fees

Kodak shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he or she may be entitled to under the Plan after a Change In Control; provided, however, the Participant shall be required to repay any such amounts to Kodak to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.  Any reimbursement by Kodak under this section shall be made in accordance with Eastman Kodak Company’s Policy Regarding Section 409A Compliance.

ARTICLE 19  --  MISCELLANEOUS

19.1         Nonassignability

(a).
In General.  Except as otherwise determined by the Committee or as otherwise provided in Subsection (b) below, no Awards or any other payment under the Plan shall be subject to any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

(b).
Nonqualified Stock Options.  The Committee shall have the discretionary authority to grant Awards of nonqualified stock options or amend outstanding Awards of nonqualified stock options to provide that they be transferable, subject to such terms and conditions as the Committee shall establish.  In addition to any such terms and conditions, the following terms and conditions shall apply to all transfers of nonqualified stock options:

1.
Permissible Transferors.  The only Participants permitted to transfer their nonqualified stock options are those Participants who are, on the date of the transfer of their nonqualified stock option, either in wage grade 56 or above, or the equivalent thereof, a corporate officer of Kodak, or a Director.

2.
Permissible Transferees.  Transfers shall only be permitted to: (i) the Participant’s “Immediate Family Members,” as that term is defined in Subsection (b)(9) below; (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iii) a family partnership or family limited partnership in which each partner is, at the time of transfer and all times subsequent thereto, either an Immediate Family Member or a trust for the exclusive benefit of one or more Immediate Family Members.

3.	No Consideration. All transfers shall be made for no consideration.

4.
Subsequent Transfers.  Once a Participant transfers a nonqualified stock option, any subsequent transfer of such transferred option shall, notwithstanding Section 19.1(b)(1) to the contrary, be permitted provided, however, such subsequent transfer complies with all of the terms and conditions of this Section 19.1, with the exception of Section 19.1(b)(1).

As amended 01-01-2009

5.
Transfer Agent.  In order for a transfer to be effective, the Committee’s designated transfer agent must be used to effectuate the transfer.  The costs of such transfer agent shall be borne solely by the transferor.

6.
Withholding.  In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by Kodak to pay any and all payroll and withholding taxes due upon exercise of the transferred option.  In addition, prior to the exercise of a transferred option by a transferee, arrangements must be made by the Participant with Kodak for the payment of all payroll and withholding taxes.

7.
Terms and Conditions of Transferred Option.  Upon transfer, a nonqualified stock option continues to be governed by and subject to the terms and conditions of the Plan and the option’s applicable administrative guide and Award Notice.  A transferee of a nonqualified stock option is entitled to the same rights as the Participant to whom such nonqualified stock options was awarded, as if no transfer had taken place.  Accordingly, the rights of the transferee are subject to the terms and conditions of the original grant to the Participant, including provisions relating to expiration date, exercisability, option price and forfeiture.

8.	Notice to Transferees. Kodak shall be under no obligation to provide a transferee with any notice regarding the transferred options held by the transferee upon forfeiture or any other circumstance.

9.
Immediate Family Member.  For purposes of this Section 19.1, the term “Immediate Family Member” shall mean the Participant and his or her spouse, children or grandchildren, whether natural, step or adopted children or grandchildren.

19.2        Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.  In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

As amended 01-01-2009

19.3        Amendments to Awards

The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that (a) any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent, (b) no such amendment shall cause a violation of Section 409A.

19.4        Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

19.5        No Right to Continued Employment or Grants

Participation in the Plan shall not give any Employee any right to remain in the employ of Kodak or any Subsidiary.  Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Employee at any time.  Further, the adoption of this Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.  In addition, no Employee having been selected for an Award, shall have at any time the right to receive any additional Awards.

19.6.       Amendment/Termination

The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice.  In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not (a) without shareholder approval adopt any amendment which would require the vote of the shareholders of Kodak pursuant to Section 162(m) of the Code, but only insofar as such amendment affects Covered Employees, or (b) adopt any amendment to the Plan which would cause any Award outstanding under the Plan at the time of the amendment to violate Section 409A.

Notwithstanding anything herein to the contrary, if any provision of this Plan would, in the opinion of the Committee, cause any business combination approved by the Board to be ineligible for pooling-of-interests accounting treatment, the Committee may amend such provision in a manner to make such treatment available.

As amended 01-01-2009

19.7        Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable Federal Law, without giving effect to its conflicts of law provisions.

19.8        No Right, Title, or Interest in Company Assets

No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan.  To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company.  All of the Awards granted under the Plan shall be unfunded.

19.9        Section 16 of the Exchange Act

In order to avoid any Exchange Act violations, the Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant’s ability to exercise Awards under the Company’s broker-assisted stock option exercise program.

19.10      No Guarantee of Tax Consequences

No person connected with the Plan in any capacity, including, but not limited to, Kodak and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

19.11      Compliance with Section 162(m)

If any provision of the Plan, other than the application of those contained in Articles 17 or 18 hereof, would cause the Awards granted to a Covered Person not to qualify as ”Performance-Based Compensation” under Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of, this Plan, but the other provisions hereof shall remain in full force and effect.

As amended 01-01-2009

19.12      Other Benefits

No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits or compensation under any other benefit or compensation plan of the Company now or subsequently in effect.

19.13      Section 409A

The Plan and the Awards granted thereunder are intended to be exempt from or comply with the requirements of Section 409A, and the Plan, and Award Notices and administrative guides issued thereunder, shall be administered and interpreted consistent with such intention.  In addition, the Plan, Award Notices and administrative guides will be interpreted and administered in accordance with Eastman Kodak Company’s Policy Regarding Section 409A Compliance with respect to benefits subject to Section 409A.

As amended 01-01-2009